Exhibit 99.8

EXECUTION COPY

SWAP TRANSACTION CONFIRMATION

Date:	September 26, 2007
To:	World Omni Auto Receivables Trust 2007-B
Address:	c/o Deutsche Bank Trust Company Delaware 1011 Centre Road, Suite 200 Wilmington, Delaware 19805
Attention:	Corporate Services Division - Trust & Securities Services

With a copy to:

Address:	World Omni Auto Receivables, LLC 190 Jim Moran Boulevard Deerfield Beach, FL 33442
Fax:	954-596-7312
Attention:	Cheryl Scully

From:	Barclays Bank PLC
Address:	5 The North Colonnade Canary Wharf, London E14 4BB Fax: (+44) 207 773 6857/6858 Attention: Swaps Documentation
Ref. No.	1954529B/1954548B

Dear Sir or Madam:

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of September 26, 2007, as amended and supplemented from time to time (the “Agreement”), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

In this Confirmation “Party A” means Barclays Bank PLC and “Party B” means World Omni Auto Receivables Trust 2007-B.

1.	The definitions and provisions contained in (i) the 2006 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc. and (ii) Part I of Appendix A to the Sale and Servicing Agreement dated as of September 26, 2007 (the “Sale and Servicing Agreement”) among Party B, as Issuing Entity, World Omni Auto Receivables LLC, as Depositor, and World Omni Financial Corp., as Servicer, are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions.

Party A and Party B each represents to the other that (1) it is acting for its own account and has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary; (2) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction, it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction; (3) no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction; and (4) it is capable of evaluation and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction; and (5) it is capable of assuming, and assumes, the financial and other risks of this Transaction.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Trade Date:	September 17, 2007

Effective Date:	September 26, 2007

Termination Date:	The earlier of (i) January 17, 2012 and (ii) the date on which the Note Balance of the Class A-3b Notes is reduced to zero.

Currency for Payments:	U.S. Dollars

Notional Amount:	For the Initial Calculation Period, the Notional Amount shall be equal to USD 104,000,000. For each subsequent Calculation Period, the Notional Amount shall be equal to the aggregate Outstanding Principal Balance of the Class A-3b Notes on the first day of such Calculation Period. With respect to any Payment Date, the aggregate Outstanding Principal Balance of the Class A-3b Notes will be determined using the Servicer’s Certificate issued on or about the first day of the related Calculation Period (giving effect to any reductions of the Outstanding Principal Balance of the Class A-3b Notes reflected in such Servicer’s Certificate).

Calculation Periods:	For each Payment Date, the period from and including the immediately preceding Payment Date to, but excluding, such Payment Date (without regard to any Business Day adjustment in respect of Payment Dates, in the case of Fixed Rate Calculation Periods), during the Term of this Transaction.

Initial Calculation Period:	From and including the Effective Date to but excluding October 15, 2007.

Calculation Agent:	Party A

Business Day:	New York

Business Day Convention:	Following

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Amount Period End Dates:	The 15th of each month, commencing on and including October 15, 2007 and ending on and including the Termination Date; with No Adjustment.

Fixed Amount Payment Dates:	The 15th of each month commencing on and including October 15, 2007 and ending on and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate:	5.132% per annum

Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Amount Period End Dates:	The 15th of each month, commencing on and including October 15, 2007 and ending on and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Amount Payment Dates:	The 15th of each month commencing on and including October 15, 2007 and ending on and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate for initial Calculation Period:	Determined two London Banking Days prior to the Effective Date by the Calculation Agent using Linear Interpolation by reference to the Floating Rate Option with Designated Maturities of 2 weeks and 1 Month.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable.

Rounding Convention:	5 decimal places per the ISDA Definitions

Floating Rate for Initial Calculation Period (Inclusive of Spread):	One-Month LIBOR (as defined in Part I of Appendix A to the Sale and Servicing Agreement).

Spread:	Plus 39 basis points

3.	Account Details:

Payments to Party A:	As advised separately in writing

Party A Contacts:	As advised separately in writing

Payments to Party B:	As advised separately in writing

4.	Calculation of Market Quotation or Loss following a designation of an Early Termination Date

Upon designation of an Early Termination Date with respect to this Transaction, the relevant party in calculating the Market Quotation or Loss, as appropriate, for this Transaction shall take into account the anticipated actual amortization of the Principal Balance of the Class A-3b Notes for all Calculation Periods that would otherwise have ended on Payment Dates that would otherwise have fallen after such Early Termination Date.

5.	Limitation of Liability

Notwithstanding anything contained herein to the contrary, in executing this Confirmation on behalf of Party B, Deutsche Bank Trust Company Delaware as Owner Trustee, is acting solely in its capacity as trustee of Party B and not in its individual capacity, and in no event shall Deutsche Bank Trust Company Delaware, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of Party B hereunder, for which recourse shall be had solely to the Collateral.

6.	Additional Provision

The parties to this Transaction shall be entitled to assume that all information received from the Indenture Trustee or Servicer is accurate and that it is reasonable to rely on that information. Neither party shall be liable for (i) any failure by the Indenture Trustee or Servicer to deliver any information necessary to make calculations required pursuant to this Confirmation or (ii) any errors that arise as a result of either party’s reliance on information delivered by the Indenture Trustee in the absence of actual knowledge that such information is materially incorrect. The payment of an improper amount, if calculated based on any such incorrect information, shall not be an Event of Default under this Agreement. In the event the parties determine that payments were made based on incorrect information, the parties shall make the payment adjustments necessary to remedy the situation.

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us.

Yours sincerely,

BARCLAYS BANK PLC

By:	/s/ Shain Kalmanowitz
Name:	Shain Kalmanowitz
Title:	Authorized Signatory

Confirmed on the date first above written:

WORLD OMNI AUTO RECEIVABLES TRUST 2007-B

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ Louis Bodi
Name:	Louis Bodi
Title:	Attorney-in-fact

By:	/s/ Eileen M. Hughes
Name:	Eileen M. Hughes
Title	Attorney-in-fact